Exhibit 99.5

A properly completed original stock order form must be used to subscribe for common stock. Please read the Stock Ownership Guide Instructions as you complete this form.

Bogota Financial Corp. logo Subscription & Community Offering Stock Order Form

STOCK ORDER DEADLINE [Expiration Date] at 5:00 p.m. Eastern Time (Received not postmarked)				STOCK ORDER DELIVERY If By Overnight or Hand Delivery To: Bogota Savings Bank Stock Information Center 60 East Main Street, Bogota, New Jersey 07603 [Stock Center Phone Number]
(1) SHARES		(2) TOTAL PAYMENT DUE		Purchase Limitations (see instructions and the Prospectus)
¢	Subscription Price X 10.00 =	$¢	.00	Minimum 25 shares $ 250	Maximum 15,000 shares $ 150,000	Maximum for associates or group 25,000 shares $ 250,000

(3) Check here if you are a Bogota Savings Bank, Bogota Financial Corp., or Bogota Financial, MHC: ☐ EMPLOYEE, OFFICER, DIRECTOR or IMMEDIATE FAMILY MEMBER of such person living in the same household.

(4) CHECK PAYMENT	Enclosed is a check, bank draft or money order in the amount indicated.	Payable to Bogota Financial Corp.	Total Check Amount Enclosed	$ ¢	.00
(5) WITHDRAWAL PAYMENT

There is no early withdrawal penalty for this form of payment. Individual Retirement Accounts maintained at Bogota Savings Bank cannot be used for this form of payment. The undersigned authorizes withdrawal from the following account(s) at Bogota Savings Bank.

Bank Use	Account # ¢ To Withdraw		Withdrawal Amount	$ ¢	.00
Bank Use	Account # ¢ To Withdraw		Withdrawal Amount	$ ¢	.00

(6) PURCHASER INFORMATION
Subscription Offering	Check only the first box below that applies to the purchaser(s) in Item 7.	Community Offering	Check one box below if a, b or c does not apply to the purchaser(s) in Item 7.

    ☐  a.  The purchaser had a deposit account(s) totaling $50 or more on December 31, 2017.

    ☐  b.  The purchaser had a deposit account(s) totaling $50 or more on September 30, 2019 and is not a director or officer of Bogota Savings Bank, Bogota Financial Corp. or Bogota Financial, MHC.

    ☐  c.  The purchaser had a deposit account on [Voting Record Date].

☐ d. The purchaser RESIDES in Bergen County, New Jersey. ☐ e. The purchaser DOES NOT RESIDE in Bergen County, New Jersey.

Account Information - List below all Bogota Savings Bank accounts the purchaser had as of the applicable Subscription Offering eligibility date(s) as indicated above. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights. Additional space on reverse side at Item 6.

Qualifying Account # of Purchaser	Names(s) on Account
Qualifying Account # of Purchaser	Names(s) on Account

 (7) STOCK OWNERSHIP REGISTRATION (to appear on stock registration statement) Please provide all requested information.

 Adding the names of other persons who are not owners of your qualifying account(s) will result in the loss of your subscription rights.

Form of Ownership (check one box and indicate SS# or Tax ID#)				BROKER / TRUSTEE USE ONLY
☐ Individual	☐ Uniform Transfers to Minors Act (minor SS#)	☐ Business (co., corp.)	SS/Tax ID# Reporting ¢	☐ IRA or other qualified plan TTEE Tax ID# ¢ -
☐ Joint Tenants	☐ Tenants In Common	☐ Fiduciary (trust, estate)	SS/Tax ID# Other ¢	Owner SS# ¢ - -

Registration Name ¢
Name ¢

Address Street ¢			Telephone Day
City ¢	State ¢	Zip code ¢	Evening

 (8) ASSOCIATES / ACTING IN CONCERT

 ☐  (Definitions on reverse side)

Check here if you, or any associates or persons acting in concert with you, have submitted other orders for shares. If you checked this box, complete reverse side.

(9) ACKNOWLEDGEMENT - To be effective, this stock order form must be properly completed and physically received (not postmarked) by Bogota Financial Corp. no later than 5:00 p.m., Eastern Time, on [Expiration Date], unless extended; otherwise this stock order form and all subscription rights will be void. The undersigned agrees that after receipt by Bogota Financial Corp., this stock order form may not be modified, withdrawn or canceled without Bogota Financial Corp.’s consent and if authorization to withdraw from deposit accounts at Bogota Savings Bank has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. (continued on reverse side)

By signing below, I also acknowledge that I have read the Certification Form and Acknowledgement continued on the reverse side of this form (Item 9).
Signature ¢	Date	Signature ¢	Date

ITEM (6) PURCHASER INFORMATION (continued from reverse side)

Bank Use	Qualifying Account Number(s) continued	Name(s) Account continued

ITEM (8) ASSOCIATES / ACTING IN CONCERT (continued from reverse side)

If you checked the box in Item 8 on the reverse side of this form, list below all other orders submitted by you or your associates (as defined below) or by persons acting in concert with you (also defined below).

Name(s) listed on other stock order forms submitted	Number of shares ordered	Name(s) listed on other stock order forms submitted	Number of shares ordered

Associate - The term “associate” of a particular person means:

(1) any corporation or organization, other than Bogota Financial, MHC, Bogota Financial Corp. or Bogota Savings Bank or a majority-owned subsidiary of any of these entities, of which a person is a senior officer or partner or beneficially owns, directly or indirectly, 10% or more of any class of equity securities of such corporation or organization;

(2) any trust or other estate in which a person has a substantial beneficial interest or as to which a person serves as a trustee or in a similar fiduciary capacity; or

(3) any person who is related by blood or marriage to such person and who lives in the same home as such person or who is a director or officer of Bogota Financial, MHC, Bogota Financial Corp., or Bogota Savings Bank.

Acting in concert – The term “acting in concert” means:

(1) knowing participation in a joint activity or interdependent conscious parallel action towards a common goal, whether or not pursuant to an express agreement; or

(2) persons seeking to combine or pool their voting or other interests in the securities of an issuer for a common purpose, pursuant to any contract, understanding, relationship, agreement or other arrangement, whether written or otherwise.

In general, a person who acts in concert with another party will also be deemed to be acting in concert with any person who is also acting in concert with that other party.

We may presume that certain persons are acting in concert based upon various facts, including, among other things, joint account relationships, common addresses in our records, or that such persons may have filed joint Schedules 13D or 13G with the Securities and Exchange Commission with respect to other companies. For purposes of the plan of reorganization and minority stock issuance, our directors are not deemed to be acting in concert solely by reason of their board membership. Unless we determine otherwise, spouses, persons having the same address and persons exercising subscription rights through qualifying accounts registered to the same address will be presumed to be acting in concert.

ITEM (9) ACKNOWLEDGEMENT & SIGNATURE (continued from reverse side)

Under penalty of perjury, I hereby certify that the Social Security or Tax ID Number and the information provided on this stock order form are true, correct and complete and that I am not subject to back-up withholding. It is understood that this stock order form will be accepted in accordance with, and subject to, the terms and conditions of the plan of reorganization and minority stock issuance of Bogota Savings Bank described in the accompanying prospectus. Federal and state regulations prohibit any person from transferring, or entering into any agreement, directly or indirectly, to transfer the legal or beneficial ownership of subscription rights or the underlying securities to the account of another. Bogota Savings Bank, Bogota Financial Corp., and Bogota Financial, MHC will pursue any and all legal and equitable remedies in the event they become aware of the transfer of subscription rights and will not honor orders known by them to involve such transfer. Under penalty of perjury, I certify that I am purchasing shares solely for my account and that there is no agreement or understanding regarding the sale or transfer of such shares, or my right to subscribe for shares.

CERTIFICATION FORM

I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR SAVINGS ACCOUNT AND IS NOT FEDERALLY INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR BY ANY OTHER GOVERNMENT AGENCY. THE ENTIRE AMOUNT OF AN INVESTOR’S PRINCIPAL IS SUBJECT TO LOSS. I further certify that, before purchasing the common stock of Bogota Financial Corp. (the “Company”), I received a prospectus of the Company dated              , 2019 relating to such offer of common stock. The prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes in the “Risk Factors” section the risks involved in the investment in this common stock, including but not limited to the following:

Risks Related to Our Business

[insert final text]

Risks Related to the Offering

Risks Related to the Charitable Foundation

(By Signing the Front of this Form the Purchaser is Not Waiving Any Rights Under the Federal Securities Laws,

Including the Securities Act of 1933 and the Securities Exchange Act of 1934)

Bogota Financial Corp.

Stock Ownership Guide

Individual

Include the first name, middle initial and last name of the stockholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as “Mrs.”, “Mr.”, “Dr.”, “special account”, “single person”, etc.

Joint Tenants

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

Tenants in Common

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

Uniform Transfers to Minors Act (“UTMA”)

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act of each state. There may be only one custodian and one minor designated on a stock ownership form. The standard abbreviation for Custodian is “CUST”, while the Uniform Transfers to Minors Act is “UTMA”. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the NJ Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA NJ (use minor’s social security number).

Fiduciaries

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:

•   The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title (name). If an individual and a corporation, list the corporation’s title before the individual.

•   The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.

•   A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.

•   The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.

•   The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-93 for Susan Doe.

Stock Order Form Instructions

Items 1 and 2 - Number of Shares and Total Payment Due

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares ($250) of common stock. As more fully described in the plan of reorganization and minority stock issuance outlined in the prospectus, the maximum allowable purchase by a person, entity or group of people through a single account is 15,000 shares ($150,000) of common stock. No person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 25,000 shares ($250,000) of common stock.

Item 3 - Employee/Officer/Director Information

Check this box to indicate whether you are an employee, officer, director of Bogota Savings Bank, Bogota Financial Corp., or Bogota Financial, MHC, or a member of such person’s immediate family living in the same household.

Item 4 - Payment by Check

If you pay for your stock by check, bank draft or money order, indicate the total amount in this box. Your check, bank draft or money order must be made payable to Bogota Financial Corp. Your funds will earn interest at 0.    % until the stock offering is completed or terminated.

Item 5 - Payment by Withdrawal

If you pay for your stock by a withdrawal from a deposit account at Bogota Savings Bank, indicate the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate of deposit accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or similar account.

Item 6 – Purchaser Information

Subscription Offering

a.   Check this box if the purchaser had a deposit account(s) at Bogota Savings Bank totaling $50 or more on December 31, 2017 (“Eligible Account Holder”).

b.  Check this box if the purchaser had a deposit account(s) at Bogota Savings Bank totaling $50 or more on September 30, 2019 (“Supplemental Eligible Account Holder”), but is not an Eligible Account Holder.

c.   Check this box if the purchaser had a deposit account(s) at Bogota Savings Bank on [Voting Record Date] (“Other Depositor”) but is not an Eligible Account Holder or Supplemental Eligible Account Holder.

Please list all account numbers and all names on accounts you had on these dates in order to insure proper identification of your subscription rights. Failure to list all your eligible accounts, or providing incorrect information, may result in the loss of part or all of your subscription rights.

Community Offering

d.  Check this box if you are submitting an order in the community offering and reside in Bergen County, New Jersey.

e.   Check this box if you are submitting an order in the community offering and do not reside in Bergen County, New Jersey.

Item 7 - Stock Ownership Registration, Address, SS# or Tax ID#, Telephone Number(s)

Check the box that applies to your requested form of stock ownership and indicate your social security or tax ID number(s). Complete the requested stock registration, mailing address and telephone number(s). The stock transfer industry has developed a uniform system of stockholder registrations that will be used in the issuance of your common stock. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under “Stock Ownership Guide.” Adding the names of other persons who are not owners of your qualifying account may result in a loss of your subscription rights.

Item 8 – Associates/Acting in Concert

Check this box and complete the reverse side of the stock order form if you or any associates or persons acting in concert with you (as defined on the reverse side of the stock order form) have submitted other orders for shares of Bogota Financial Corp. common stock.

Item 9– Acknowledgement

Please review the prospectus carefully before making an investment decision. Sign and date the stock order form where indicated. Before you sign, review the stock order form, including the acknowledgement and certification (continued on the reverse side of the stock order form). Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

Your properly completed signed stock order form and payment in full (or withdrawal authorization) for the shares must be physically received (not postmarked) by Bogota Financial Corp. no later than 5:00 p.m., Eastern Time, on [Expiration Date] or it will become void. Delivery Instructions: You may deliver your stock order form by mail using the enclosed postage-paid envelope marked “STOCK ORDER RETURN,” by overnight delivery service or by hand delivery to the address indicated on the stock order form. We will not accept stock order forms at our other office.

If you have any additional questions, or if you would like assistance in completing your stock order form, please call our Stock Information Center, Monday through Friday, between the hours of 10:00 a.m. and 4:00 p.m., Eastern Time. The Stock Information Center will be closed on bank holidays.

Bogota Financial Corp. Stock Information Center

60 East Main Street, Bogota, New Jersey 07603

[Stock Center Phone Number]